As filed with the Securities and Exchange Commission on September 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Heritage Global Inc.

(Exact name of registrant as specified in its charter)

Florida	59-2291344
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

12625 High Bluff Drive, Suite 305

San Diego, CA 92130

(858) 847-0659

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian J. Cobb

Vice President of Finance & Controller

12625 High Bluff Drive, Suite 305

San Diego, CA 92130

(858) 847-0659

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan Stanley

Bass, Berry & Sims PLC

150 3rd Avenue S., Suite 2800

Nashville, TN 37201

(615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐Accelerated filer ☐

Non-accelerated filter ☒Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class		Proposed Maximum	Proposed Maximum	Amount
of Securities to be	Amount to	Offering Price Per	Aggregate	of Registration
Registered	be Registered(1)	Share(2)	Offering Price(2)	Fee
Common Stock, par value $0.01 per share	3,564,897 shares	$2.05	$7,308,038.85	$797.31

(1)

This Registration Statement registers 3,564,897 shares of common stock of the Registrant held by the selling stockholders named in this Registration Statement. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable with respect to the shares of common stock being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Capital Market on September 23, 2021, which date is within five business days prior to filing this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 24, 2021

PROSPECTUS

HERITAGE GLOBAL INC.

3,564,897 Shares of Common Stock by the Selling Stockholders

Allan C. Silber and Anglian Holdings, LLC, a Delaware limited liability company, the selling stockholders and described in further detail under “Selling Stockholders” of this prospectus, of Heritage Global Inc. (“HGI,” "we," "us" or the "Company") may from time to time offer and sell under this prospectus up to 3,564,897 shares of our common stock. The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see "Plan of Distribution" beginning on page 10 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol "HGBL." The last reported sale price of our common stock on September 23, 2021 was $2.04 per share.

Investing in our common stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under "Risk Factors" beginning on page 5 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under "Where You Can Find Additional Information" and "Information Incorporated by Reference" in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus (as supplemented or amended). We and the selling stockholders have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus (as supplemented or amended). This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “HGI,” the "Company," "we," "us" and "our" refer to Heritage Global Inc and its consolidated subsidiaries.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus, any accompanying prospectus supplements and any related free writing prospectus that we have authorized for use in connection with this offering, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus on page 5, in any accompanying prospectus supplements and in any related free writing prospectus that we have authorized for use in connection with this offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K, before making an investment decision. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Unless otherwise indicated in this prospectus, references to “HGI”, “we,” “us,” “our,” the “Company,” and similar references refer to Heritage Global Inc., and, unless otherwise stated, all of its consolidated subsidiaries.

Company Overview

HGI is an asset services company specializing in financial and industrial asset transactions. We provide a full suite of services including market making, acquisitions, dispositions, valuations and secured lending. We focus on identifying, valuing, acquiring and monetizing underlying tangible and intangible assets across twenty-eight global sectors. We act as an adviser, as well as a principal, acquiring or brokering turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, accounts receivable portfolios, intellectual property, and entire business enterprises.

We began our asset liquidation operations in 2009 with the establishment of Heritage Global LLC. The business was subsequently expanded by the acquisitions of Heritage Global Partners, Inc. and National Loan Exchange, Inc. (“NLEX”) in 2012 and 2014, respectively, and the creation of Heritage Global Capital LLC in 2019. As a result, we are positioned to provide an array of value-added capital and financial asset solutions:  auction and appraisal services, traditional asset disposition sales, and specialty financing solutions.

Financial Assets Division

Our Financial Assets Division provides liquidity to issuers of consumer credit that are looking to monetize nonperforming and charged-off loans — loans that creditors have written off as uncollectable. Nonperforming and charged-off loans typically originate from banks that issue unsecured consumer credit.

Through NLEX, we act as an advisor for sales of charged-off and nonperforming asset portfolios via an electronic auction exchange platform for banks, the U.S. government, and other debt holders throughout the United States and Canada. Since the 1980s, NLEX has sold over $150 billion face value of performing, nonperforming and charged-off assets. NLEX sales are concentrated in online, automotive, consumer credit card, student loan and real estate charge-offs. The typical credit we broker sells at a deep discount to face value, and we typically receive a commission for these services from both buyers and sellers. We have existing relationships with high quality, top-tier and mid-tier debt buyers. NLEX is in the process of expanding into the FinTech and peer-to-peer lending sectors, where we believe NLEX has opportunity for significant growth. In addition, we plan to add post-sale initiatives, making our services more attractive to our customers as compared to our competitors. We expect that our income from secured lending will consist of upfront fees, interest income, monthly monitoring fees and backend profit share.

Our management team has decades of domain expertise with the ability to leverage extensive funding activity and widespread industry relationships. We believe we have the opportunity for growth through increased penetration of the underserved market of mid-tier buyers of charged-off receivables, providing more economic financing options and a greater variety of funding solutions to our customers.

Industrial Assets Division

Our Industrial Assets Division advises enterprise and financial customers on the sale of industrial assets mostly from surplus and sometimes distressed circumstances while acting as an agent, guarantor or principal in the sale. The fees for our services typically range from 15–50%, depending on our role and the transaction. This division predominantly targets sellers of surplus or distressed “inside the building” assets. Our buyers consist of both end-users and dealers.

Our management team has decades of domain expertise with the ability to leverage extensive industry relationships and has access to a real-time database of actual sales data across 28 industrial sectors. We believe we have the opportunity for growth in our auction services through shifting toward higher-contribution principal deals and, assuming the acceleration of mergers and acquisitions in manufacturing industries continues, increased auction services for sales of surplus equipment. Further, we intend to increasingly leverage our Capital Asset Redeployment Enterprise (CARE) software package, which provides an internal asset redeployment management system for corporations. We believe we have the opportunity for growth in our valuation services through the addition of incremental bank-approved vendor lists, geographic expansion and through deeper penetration with our existing bank relationships.

Corporate Information

HGI was incorporated in Florida in 1983 under the name “MedCross, Inc.” Our name was changed to “I-Link Incorporated” in 1997, to “Acceris Communications Inc.” in 2003, to “C2 Global Technologies Inc.” in 2005, to “Counsel RB Capital Inc.” in 2011, and to Heritage Global Inc. in 2013. The most recent name change more closely identifies HGI with its core industrial auction business, HGP.

Our corporate headquarters are located at 12625 High Bluff Drive, Suite 305, San Diego, CA 92130. Our telephone number is (858) 847-0659 and our corporate website is www.hginc.com. The information on, or that can be accessed through our corporate website is not part of this prospectus.

THE OFFERING

Shares of Common Stock that May be Offered by the Selling Stockholders	Up to 3,564,897 shares of common stock.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.
Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.
Nasdaq Capital Market Symbol	HGBL
Risk Factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 5 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholders as a gift, pledge, partnership distribution or other transfer.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the SEC, which are incorporated by reference in their entirety, together with other information in this prospectus, any accompanying prospectus supplement, the information and documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

This prospectus, any accompanying prospectus supplements and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

Risks Related to this Offering and Ownership of Our Common Stock

The market price of our common stock may be volatile and this may adversely affect our stockholders.

The price at which our common stock trades may be volatile. The stock market has recently experienced significant price and volume fluctuations that have affected the market prices of all securities, including securities of companies like us. The market price of our common stock may be influenced by many factors, including:

•	our operating and financial performance;
•	variances in our quarterly financial results compared to expectations;
•	the depth and liquidity of the market for our common stock;
•

we have a relatively small base of registered shares of common stock that could result in significant stock price movements upward or downward based on low levels of trading volume in our common stock;

•	future sales of common stock or debt or the perception that sales could occur;
•	investor perception of our business and our prospects;
•	developments relating to the occurrence of risks impacting our company, including any of the risk factors set forth herein; or
•	general economic and stock market conditions.

In addition, the stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in our industry. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In the past, securities class-action litigation has often been brought against companies following periods of volatility in the market price of their respective securities. We may become involved in this type of litigation in the future. Litigation of this type is often expensive to defend and may divert our management team’s attention as well as resources from the operation of our business.

We may conduct future offerings of our common stock and preferred stock that may diminish our stockholders’ pro rata ownership and depress our stock price.

Our Articles of Incorporation, as amended (the “Articles”) authorize us to issue shares of our preferred stock, common stock or securities convertible into common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion, including at prices differing from the price of the common stock previously issued. We could issue a significant number of shares of common stock in the future in connection with investments or acquisitions. Any of these issuances could dilute our existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our common stock.

The future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our common stock, either by diluting the voting power of our common stock if the preferred stock votes together with the common stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our shares of our common stock.

The future issuance of shares of additional preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price, causing economic dilution to the holders of common stock.

We are able to issue shares of preferred stock with greater rights than our common stock. Our Board of Directors may issue additional shares of preferred stock without stockholder approval.

Our Articles authorize the issuance of up to 10,000,000 shares of preferred stock, $10.00 par value per share. Of the 10,000,000 shares of preferred stock authorized under our Articles, the Company has designated 20,000 shares as Series N Preferred Stock. As of the date of this prospectus, there are 568 shares of Series N Preferred Stock issued and outstanding. Our Board of Directors is authorized to determine the rights and preferences of any additional series or class of preferred stock. Our Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that are senior to our shares of common stock or that could adversely affect the voting power or other rights of the existing holders of outstanding shares of preferred stock or common stock. The issuance of additional shares of preferred stock may also hamper or discourage an acquisition or change in control of the Company.

We have not declared any dividends on our common stock to date and have no expectation of doing so in the foreseeable future.

The payment of cash dividends on our common stock rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, unencumbered cash, capital requirements and our financial condition, as well as other relevant factors. To date, we have not paid dividends on our common stock nor do we anticipate that we will pay dividends in the foreseeable future. As of September 23, 2021, we do not have any preferred stock outstanding that has any preferential dividends.

If securities or industry analysts fail to publish research or reports about our business or publish negative research or reports, or our results are below analysts’ estimates, our stock price and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If analysts fail to publish reports on us regularly or at all, we could fail to gain visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more analysts do cover us and downgrade their evaluations of our stock or our results are below analysts’ estimates, our stock price would likely decline. In addition, due to the small number of analysts covering us, a single comment or report from one of the analysts whether positive or negative, could result in a significant increase or decrease in our stock price.

There is a limited public trading market for our common stock. Our stock price could be extremely volatile and may decline substantially from the public offering price. As a result, you may not be able to resell your shares at or above the price you paid for them.

Our common stock was recently listed on The Nasdaq Capital Market (“Nasdaq”) from the OTC market in the United States and has a limited public trading market in the United States. Without an active trading market, there can be no assurance regarding the liquidity or resale value of the common stock. In addition, the market price of our common stock has been, and may continue to be, volatile. Such price fluctuations may be affected by general market price movements or by reasons unrelated to our operating performance or prospects such as, among other things, announcements concerning us or our competitors, technological innovations, government regulations, and litigation concerning proprietary rights or other matters. Volatility in the market price of our common stock, as well as general economic, market or political conditions, may prevent a holder of our common stock from being able to sell their shares at or above the price paid for the shares and may otherwise negatively affect the liquidity of our common stock. Holders of our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our operating performance or prospects, and a holder of our common stock could lose part or all of their investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus and others.

We could be delisted from Nasdaq, which could seriously harm the liquidity of our stock and our ability to raise capital.

Our common stock is currently listed on Nasdaq, which has qualitative and quantitative listing criteria. However, we cannot assure you that our common stock will continue to be listed on Nasdaq in the future. In order to continue listing our common stock on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity and a minimum number of holders of our common stock.

If we cease to be eligible to trade on Nasdaq, the following may occur:

•	We may have to pursue trading on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets.”
•	The trading price of our common stock could suffer, including an increased spread between the “bid” and “asked” prices quoted by market makers.
•

Shares of our common stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically. If our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.

•

We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common stock. This may also cause the market price of our common stock to decline.

Our executive officers, directors and their affiliates hold a large percentage of our common stock and their interests may differ from other stockholders.

Our executive officers, directors and their affiliates beneficially own, in the aggregate, 11.0% of our common stock as of April 14, 2021. If they were to act together, these stockholders would have significant influence over most matters requiring approval by stockholders, including the election of directors, any amendments to our Articles and certain significant corporate transactions, including potential merger or acquisition transactions. In addition, without the consent of these stockholders, we could be delayed or prevented from entering into transactions that could be beneficial to us or our other investors. These stockholders may take these actions even if they are opposed by our other investors.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

The financial reporting obligations of being a public company in the United States are expensive and time consuming and place significant additional demands on our management.

The obligations of being a public company in the United States place additional demands on our management and require significant expenditures, including costs resulting from public company reporting obligations under the Exchange Act; the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act and the Dodd Frank Wall Street Reform and Consumer Protection Act; and the listing requirements for Nasdaq. Our management and other personnel devote a substantial amount of time to ensure that we comply with these requirements. Moreover, despite reforms made possible by the Jumpstart Our Business Startups Act of 2012 and the 2015 Fixing America’s Surface Transportation Act, the reporting requirements, rules, and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly, particularly if we were no longer to qualify as a smaller reporting company. Any changes that we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all.

These rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These factors also could make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, particularly to serve on our Audit Committee and Compensation Committee, or as executive officers.

Provisions in our organizational documents and Florida or certain other state laws could delay or prevent a change in control of our company, which could adversely affect the price of our common stock.

Provisions in our Articles and Restated Bylaws and anti-takeover provisions of the Florida Business Corporation Act (“FBCA”), could discourage, delay or prevent an unsolicited change in control of the Company, which could adversely affect the price of our common stock. These provisions may also have the effect of making it more difficult for third parties to replace our current management without the consent of the Board of Directors. Provisions in our Articles and Restated Bylaws that could delay or prevent an unsolicited change in control include:

•	a staggered board of directors;
•	limitations on persons authorized to call a special meeting of stockholders; and
•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

The Company is a Florida corporation and is therefore subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the FBCA, a publicly held Florida corporation may not engage in a broad range of extraordinary corporate transactions with an interested shareholder within three years of when the shareholder became an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless, among other exceptions:

•	the transaction is approved by a majority of disinterested directors;

•

the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date of any such extraordinary corporate transaction;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

Subject to certain exceptions, an interested shareholder is defined as a person who beneficially owns more than 15% of a corporation’s outstanding voting shares. Although permitted by the FBCA, we have not elected in our Articles to opt out of the terms of Section 607.0901. This statutory provision may prevent takeover attempts that might result in a premium over the market price for shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain a number of forward-looking statements. Specifically, all statements other than statements of historical facts included in this prospectus and any accompanying prospectus supplement, or incorporated by reference into this prospectus and any accompanying prospectus supplement, regarding our results of operations, financial position, business strategy, development timelines and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information currently available to management. When used in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, the “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” and words or phrases of similar import are intended to identify forward-looking statements. Such forward-looking statements are subject to assumptions, risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, factors discussed in our periodic reports filed with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as well as the following factors:

•	our ability to compete successfully in our asset liquidation business;
•	risks related to inventory and credit in our asset liquidation business;
•	significant fluctuation in our revenues and operating results from period to period;
•	our ability to manage our significant growth;
•	risks related to conducting a portion of our business through joint ventures;
•	costs imposed by government regulations on the auction portion of our asset liquidation business;
•	the impact of government restrictions on certain categories of merchandise that we sell;
•	compliance with the U.S. Foreign Corrupt Practices Act;
•	environmental risks;
•	our dependence upon key personnel;
•	risks of disruptions to information systems;
•	our potential need for additional financing in the future;
•	provisions in our Articles could prevent or delay stockholders’ attempts to replace or remove current management;
•	our board of directors may issue additional shares of preferred stock without stockholder approval;
•	current stockholder ownership may be diluted if we conduct future offerings of securities;
•	volatility in the market price of our common stock and a limited public trading market;
•	the risks of a reduction in our net income if our goodwill is impaired;
•	risks related to changes in tax laws or their interpretations;
•	our ability to utilize income tax loss carry forwards;
•	our policy of not declaring dividends on our common stock;
•	the fact that our executive officers, directors and their affiliates hold a large percentage of our common stock and their interests may differ materially from other stockholders; and
•

the other factors described in “Risk Factors” contained elsewhere in and incorporated by reference into this prospectus and any accompanying prospectus supplement for a further description of these and other factors.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus and any accompanying prospectus supplement. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus or any accompanying prospectus supplement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein might not occur. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. The selling stockholders will receive all of the proceeds from this offering.

SELLING STOCKHOLDERS

We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Allan C. Silber resigned as a Class II director and Chairman of the Company’s Board of Directors effective on March 4, 2021. He was elected to the Board as a Class II director in September 2001. He was appointed as Chairman of the Board in November 2001, a position he held until October 2004, and was again appointed as Chairman of the Board in March 2005. In January 2011, he resigned the position of Chief Executive Officer and assumed the position of President. In May 2015, he resigned the position of President.

Anglian Holdings, LLC is a limited liability company formed under the laws of the State of Delaware.  Mr. Silber is the sole member and manager of Anglian Holdings, LLC.

The table below lists information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their ownership of the shares of common stock, as of September 24, 2021. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering
Name of Selling Stockholders			Number	%
Allan C. Silber(1)	3,564,897	3,564,897	0	0
Anglian Holdings, LLC (2)	3,190,200	3,190,200	0	0

(1)Consists of 374,697 shares of common stock held directly by Mr. Silber and 3,190,200 shares of common stock held directly by Anglian Holdings, LLC. Mr. Silber is the sole member and manager of Anglian Holdings, LLC.

(2)Allan C. Silber has sole voting and dispositive power over the securities held by Anglian Holdings, LLC. The business address for Anglian Holdings, LLC is 22 St. Clair Avenue East, Suite 1201, Toronto, Ontario, M4T 2S3, Canada.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell any or all of their securities hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer on their account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company will pay certain fees and expenses incurred by the Company incident to the registration of the securities.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed him of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Heritage Global Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Heritage Global, Inc. as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 incorporated in this Prospectus by reference from the Heritage Global, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the SEC. The SEC maintains a web site that contains reports, information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our web site address is www.hginc.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may access a copy of the registration statement through the SEC’s website as provided above.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after this prospectus is filed and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the documents listed below, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, unless expressly stated otherwise as set forth below:

•

our Current Reports on Form 8-K filed with the SEC on January 19, 2021, March 9, 2021, March 24, 2021 (as amended by Form 8-K/A filed with the SEC on April 5, 2021), June 15, 2021, and August 24, 2021;

•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 8, 2021;
•	our Proxy Statement on Schedule 14A filed on April 26, 2021, to the extent specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 13, 2021 and August 12, 2021, respectively;
•

the description of our Common Stock as set forth in our registration statement on Form 8-A (File No. 001-39471), filed with the SEC on August 25, 2020, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference in this prospectus or any accompanying prospectus supplement) at no cost by writing or calling at the following address and telephone number:

Heritage Global Inc.

12625 High Bluff Drive, Suite 305

San Diego, CA 92130

Attn: Vice President of Finance & Controller

(858)-847-0659

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by the Registrant, in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Amount
SEC registration fee	$800
Legal fees and expenses	47,000
Accounting fees and expenses	15,000
Printing and miscellaneous fees and expenses	5,000
Total	$67,800

Item 15. Indemnification of Directors and Officers.

The Florida Business Corporation Act, or FBCA, permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. In addition, a Florida corporation must indemnify against expenses incurred in connection with a proceeding to which an individual who is or was a director or officer was a party who was wholly successful, on the merits or otherwise, in the defense of such proceeding to which the individual was a party because he or she is or was a director or officer of the corporation.

Moreover, the FBCA provides that a Florida corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred by a person who is or was a director or officer in connection with a proceeding described above if the director or officer in question delivers to the corporation a signed undertaking to repay any funds advanced if the director or officer is not entitled to mandatory indemnification on the basis that he or she was wholly successful or it is ultimately determined that the director or officer has not met the relevant standard of conduct, as described further below.

The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our company or any other person for any statement, vote, decision to take or not to take action, or any failure to take action, as a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes any of the following: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly, (iii) unlawful distributions, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful or intentional misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to, by means of a provision in its articles of incorporation, bylaws or any agreement, or by a vote of shareholders or disinterested directors, or otherwise, to obligate itself in advance of the act or omission giving rise to a proceeding to provide for any other or further indemnification or advancement of expenses, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. Any provision that obligates a corporation to provide indemnification to the fullest extent permitted by law, like the one we have included in our bylaws, obligates the corporation to advance funds to pay for or reimburse expenses in accordance with the FBCA to the fullest extent permitted by law, unless such provision expressly provides otherwise. However, unless ordered by a court, a corporation may not indemnify a director or officer or advance expenses to a director or officer if a judgment or other final adjudication establishes that his or her actions were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder, (b) a transaction in which the director or officer derived an improper personal benefit, (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, or (d) in the case of a director, a circumstance under which the director would be liable under the FBCA for an unlawful distribution.

We have adopted provisions in our Bylaws, providing that our current and former directors and officers shall be indemnified to the fullest extent permitted by law. As noted above, under the FBCA, such a provision operates to require us to advance expenses to our directors and officers to the fullest extent permitted by law as well. Accordingly, we have acquired directors and officers insurance coverage for our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 16. Exhibits and financial statement schedules.

Exhibit No.	Description
3.1

Amended and Restated Articles of Incorporation (restated for filing purposes only) (filed as Exhibit 3.1 to the Company’s Current Report on Form 10-K filed on March 9, 2020 (File No. 000-17973), and incorporated herein by reference).

3.2	Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-39471) filed on September 30, 2020).
4.1

Specimen Stock Certificate evidencing the shares of Common Stock (filed as Exhibit 4.1 to the Company’s Form S-3 Registration Statement filed on September 9, 2020 (File No. 333-248578), and incorporated herein by reference) to the exhibit description.

4.2

Warrant Agreement by and between Heritage Global Inc. and Napier Park Industrial Asset Acquisition, LP effective as of March 19, 2019 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 25, 2019 (File No. 000-17973), and incorporated herein by reference).

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
23.1	Consent of Baker Tilly US, LLP.
23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1) hereto).
24.1	Power of Attorney (included on signature page).

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)

That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 24, 2021.

HERITAGE GLOBAL INC.

By:	/s/ Ross Dove
Ross Dove
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ross Dove, Brian J. Cobb and James Sklar and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, his, hers or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ross Dove	Chief Executive Officer and Director	September 24, 2021
Ross Dove	(Principal Executive Officer)

/s/ Brian J. Cobb	Vice President of Finance & Controller	September 24, 2021
Brian J. Cobb	(Principal Financial Officer)

/s/ Michael Hexner	Director	September 24, 2021
Michael Hexner

/s/ J. Brendan Ryan	Director	September 24, 2021
J. Brendan Ryan

/s/ Samuel L. Shimer	Chairman of the Board of Directors	September 24, 2021
Samuel L. Shimer

/s/ Barbara A. Sinsley	Director	September 24, 2021
Barbara A. Sinsley

/s/ Dave Ludwig	Director	September 24, 2021
Dave Ludwig

/s/ Kelly S. Sharpe	Director	September 24, 2021
Kelly S. Sharpe